UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2016

LIME ENERGY CO.

(Exact name of registrant as specified in charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gateway Center, 4th Floor, 100 Mulberry Street, Newark, NJ 07102

(Address of principal executive offices)

(201) 416-2575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events

As previously disclosed on October 17, 2016, Lime Energy Co. (the “Company”) and the Securities and Exchange Commission (the “SEC”) reached a settlement with respect to the previously-disclosed SEC investigation into the Company’s revenue recognition practices and financial reporting during the 2010 to 2012 reporting periods. In connection with the settlement process, the SEC filed a complaint against the Company and four former officers in the U.S. District Court for the Southern District of New York.

The Company, without admitting or denying the allegations in the SEC’s complaint, had consented to the entry of a final judgment pursuant to which it would pay a civil monetary penalty of $1 million, payable in 5 installments over the next 12 months.

On October 18, 2016, the Court entered a final judgment which (i) approved the settlement; (ii) permanently enjoined the Company from violating Section 17(a) of the Securities Act of 1933, as amended, Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934, as amended, and rules 10b-5, 13a-1, and 13a-13 promulgated thereunder; and (iii) ordered the Company to pay the agreed-to civil penalty.

There will be no current period financial impact on the Company’s results, as an accrual for the civil penalty amount was established and expensed in the second fiscal quarter of 2016, as disclosed in the Company’s Quarterly Report on Form 10-Q filed on August 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.

Dated: October 24, 2016	By:	/s/ Bruce D. Torkelson
Bruce D. Torkelson
Chief Financial Officer & Treasurer